                                                                  EXHIBIT 10(m)

                        COMPUTER TASK GROUP, INCORPORATED

           COMPENSATION ARRANGEMENTS FOR THE NAMED EXECUTIVE OFFICERS

Set forth below is a summary of the annual and incentive compensation paid by Computer Task Group, Incorporated (the Company) to its named executives (defined in Regulation S-K Item 402(a)(3)) in their current positions as of the date of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2005. All of the Company's executive officers are at-will employees whose compensation and employment status may be changed at any time at the discretion of the Company's Board of Directors, subject only to the terms of employment agreements, as applicable, between the Company and these executive officers.

Effective January 1, 2006, the named executive officers are scheduled to receive the following annual base salaries in their current positions:

                                                      Current Annual Salary
                                                      ---------------------
James R. Boldt
Chairman, President and Chief Executive Officer            $412,000

Gregory M. Dearlove
Senior Vice President, Administration                      $294,000

Filip J.L. Gyde
Senior Vice President, General Manager, CTG Europe         $228,600(1)

Thomas J. Niehaus
Senior Vice President, General Manager,
   CTG HealthCare Solutions                                $222,000

Arthur W. Crumlish
Senior Vice President, Strategic Staffing Solutions        $200,000

Executive officers are also eligible to receive incentive compensation each year primarily based upon the achievement of certain targets. These targets may include specific levels of revenue growth, gross profit, operating income or earnings per share. Bonuses were awarded to the named executives for 2005 as follows:

                      2005 Bonus
                      ----------
James R. Boldt         $126,597
Gregory M. Dearlove    $ 45,151
Filip J.L. Gyde        $ 43,943
Thomas J. Niehaus      $ 81,399
Arthur W. Crumlish     $ 65,700

(1) Mr. Gyde is paid in Euros. This amount represents his base pay of 193,020 Euros translated into U.S. dollars at the January 1, 2006 exchange rate.


                                                                              66